Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

Millar Western Forest Products Ltd.

Corporate name / Dénomination sociale

1002303-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the *Canada Business Corporations Act* (CBCA).

JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions* (LCSA).

Virginie Ethier

Virginie Ethier

Director / Directeur

2017-02-28

Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Form 11
Articles of Continuance
Canada Business Corporations Act (CBCA) (s. 187)

Formulaire 11
Clauses de prorogation
Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1 Corporate name
Dénomination sociale
Millar Western Forest Products Ltd.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
ON

3 The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre
See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions
None

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs
Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société
None

7 (1) If change of name effected, previous name
S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
Not Applicable / Sans objet

(2) Details of incorporation
Détails de la constitution
See attached schedule / Voir l'annexe ci-jointe

8 Other Provisions
Autres dispositions
See attached schedule / Voir l'annexe ci-jointe

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Robert J. Turner

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Description of Classes of Shares / Description des catégories d'action

SHARE STRUCTURE

1. An unlimited number of common shares (the "common shares"), which, as a class, have and are subject to the following rights, privileges, restrictions and conditions:

A. Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a common share shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Corporation. Each holder of a common share shall be entitled to one (1) vote for each common share held.

B. Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the common shares with respect to priority in the payment of dividends:

(1) each holder of a common share shall be entitled to receive dividends as and when declared and payable; and

(2) dividends may be declared and paid on the common shares to the complete exclusion of the other classes of shares of the Corporation.

C. Subject to the rights of the holders of any shares of the Corporation having rights or privileges superior to the common shares with respect to priority of distribution on a liquidation, dissolution or winding-up, each holder of a common share shall be entitled to receive, on a proportionate basis, the remaining property of the Corporation in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary. Any remaining property shall be paid or distributed in equivalent amount per share on each outstanding common share and any shares of the Corporation whose entitlement on a liquidation, dissolution or winding-up ranks equally with the common shares.

Schedule / Annexe
Other Provisions / Autres dispositions

OTHER PROVISIONS

Appointment of Directors

The directors may, between annual general meetings, appoint one (1) or more additional directors of the corporation to serve until the next annual general meeting, provided that the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors / Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106) / *Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

Millar Western Forest Products Ltd.

2 Address of registered office
Adresse du siège social

Care of / À l'attention de : Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto ON M5H 2S7

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

See attached schedule / Voir l'annexe ci-jointe

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Robert J. Turner
780-423-7226

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Members of the board of directors / Membres du conseil d'administration

		Resident Canadian Résident Canadien
H. MacKenzie Millar	16640 111 Ave, Edmonton AB T5M 2S5, Canada	Yes / Oui
James Bruce Millar	16640 111 Ave, Edmonton AB T5M 2S5, Canada	Yes / Oui
Robert J. Turner	2900-10180 101 St, Edmonton AB T5J 3V5, Canada	Yes / Oui
Donald R. Ching	P.O. Box 823, Saskatoon SK S7K 3L7, Canada	Yes / Oui
Douglas G. Hall	14-6770 Jubilee Rd, Halifax NS B3H 2H8, Canada	Yes / Oui
J. Craig Armstrong	16640 111 Ave, Edmonton AB T5M 2S5, Canada	Yes / Oui
Gordon J. Clanachan	14903 39 Ave, Edmonton AB T6R 1J6, Canada	Yes / Oui